Exhibit 10.1

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AMAZE HOLDINGS, INC.

SUBORDINATED SECURED PROMISSORY NOTE

Principal Amount: $ Dated:

Loan Amount: $

AMAZE HOLDINGS, INC., a Nevada corporation (the “Company”), promises to pay to the order of [NAME] or its assigns (the “Holder”) the principal sum of [AMOUNT] U.S. Dollars ($________), of which $[_________] is the actual loan amount plus and an original issue discount of $[_______], together with interest as set forth below, in lawful money of the United States.

1.                Payments. The outstanding principal amount under this Note together with any accrued, unpaid interest, shall be paid in full on [DATE] (the “Maturity Date”). All payments on this Note shall be made by check or wire transfer of immediately available funds to such account as the Holder may from time to time designate in writing to the Company.

2.                Interest. On the date hereof, interest shall accrue in an amount equal to 10% per annum on the unpaid principal amount of the Note, without further interest or compounding.

3.                Prepayment. This Note may be prepaid by the Company, in whole or in part, without premium or penalty.

4.                Events of Default. The occurrence of any one or more of the following events shall constitute an “Event of Default”:

(a)              The Company fails to pay when due any principal or interest payable hereunder, and such failure to pay continues for a period of five (5) calendar days following written notice of such non-payment by the Holder to the Company;

(b)             Any bankruptcy, reorganization, debt arrangement or other proceeding under any bankruptcy or insolvency law is instituted by or against the Company and has been consented to or acquiesced in by the Company or remains undismissed for sixty (60) days, or an order for relief has been entered against the Company, or the Company takes any action, corporate or otherwise, to approve institution of, or acquiescence in, such a proceeding;

(c)              Any dissolution or liquidation proceeding is instituted by or against the Company and, if instituted against the Company, is consented to or acquiesced in by the Company, or remains undismissed for sixty (60) days, or the Company takes any corporate action to approve the institution of, or acquiesces in, such a proceeding.

5.                Remedies on Default. Upon the occurrence of any Event of Default, the Holder may, upon written notice to the Company, declare the Note to be immediately due and payable. Upon the Company’s receipt such notice, the entire outstanding principal balance plus any and all accrued and unpaid interest under the Note shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company.

6.                Waivers; Governing Law. No course of dealing and no delay on the part of the Holder or the Company in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice the Holder’s or the Company’s rights, powers or remedies hereunder or under applicable law. No right, power or remedy conferred hereby shall be exclusive of any right, power or remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise. This Note shall be construed in accordance with the laws of the State of Nevada, without regard to the conflicts of law provisions thereof.

7.                Successors and Assigns. This Note may be assigned or transferred by the Holder only with the prior written approval of the Company; provided, however, that the Holder may assign this Note to its affiliates upon written notice to the Company. Subject to the preceding sentence, the rights and obligations of the Company and the Holder shall be binding upon and inure to the benefit of the successors, assigns, heirs, administrators and transferees of the parties.

8.        Security. This Note is secured by the assets of the Company and is in all respects subordinated and junior in right of payment to the existing secured indebtedness of the Company (including the indebtedness under certain secured convertible promissory notes, secured original issue discount promissory notes and the Business Loan and Security Agreement dated May 5, 2025).

IN WITNESS WHEREOF, the Company has caused this Note to be executed as of the date first written above.

AMAZE HOLDINGS, INC.

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Michael Pruitt, Chief Executive Officer